FEE SCHEDULE
                                       FOR
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                       STATE STREET BANK AND TRUST COMPANY
                                       AND
                         NEUBERGER & BERMAN EQUITY FUNDS


     The Portfolios within the Neuberger & Berman Equity Funds will be charged an annual fee of $7.30 per account:

     International Fund
     Socially Responsive Fund
     Genesis Fund
     Guardian Fund
     Partners Fund
     Manhattan Fund
     Focus Fund






     There will be an Account Charge of $1.00 per closed account or zero balance, and out of pocket expenses which will be billed on a monthly basis as incurred, and determined by product and related expense.



     NEUBERGER & BERMAN                  STATE STREET BANK AND
     EQUITY FUNDS                        TRUST COMPANY

     Name:  /s/ Michael J. Weiner        Name:  /s/ Ronald E. Logue
            ---------------------             -----------------------------

     Title:   Vice President             Title:  Executive Vice President
              --------------------               --------------------------

     Date:  9-10-96                      Date:   9-16-96
            ---------------------                --------------------------